UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

JAKROO INC.

(Exact name of registrant as specified in its charter)

Nevada	333-217412	86-1565811
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5906 Stoneridge Mall Road Pleasanton, CA	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 485-7067

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01	Regulation FD Disclosure

On February 13, 2019, in lieu of a meeting of the Board of Directors (the “Board”) of Jakroo Inc., a Nevada corporation (the “Company”) and in lieu of a meeting of the Company’s stockholders, respectively, and pursuant to Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes, the Board and Kustellar LLC, an affiliate of the Company’s Chief Executive Officer, President and Chairman of the Company and the holder of approximately 81.5% of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) as of that date, approved an amendment to the Company’s 2016 Equity Incentive Plan (the “Plan”) to, among other items, increase the number of shares of Common Stock reserved and available for issuance under the Plan to 15,000,000 shares of Common Stock.

Attached hereto as Exhibit 99.1 is the Company’s notice to its stockholders with regard to the above referenced corporate action. The Company does not have securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”) and therefore is not subject to the filing requirements related to proxy statements under Section 14 of the Act.

The information in this Item 7.01 and in the related exhibit to this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Act, or otherwise subject to the liabilities of that section. The information under Item 7.01 and in exhibits hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice to Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jakroo Inc.

Date: March 4, 2019	By:	/s/ Weidong (Wayne) Du
Weidong (Wayne) Du
Chief Executive Officer